Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Lomotif Pte Ltd

Singapore

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lomotif Pte. Ltd. and its subsidiary statements of operations and comprehensive loss two years in the period ended December 31, 2020 and December 31, 2019, and the related notes financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and December 31, 2019, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2020 and December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Share compensation expenses

As discussed in Note 6 of the consolidated financial statements, during 2018 and 2020, the Company issued stock options to employees who are presently no longer with the Company, its founders and third-party service providers. The stock option expenses recorded during the current period ended December 31, 2020 was US$138,705.

We identified our evaluation of the Company’s stock options as a critical audit matter because of the nature of the agreements that were entered into by the Company to issue options as consideration or compensation for the services rendered by the respective parties and the efforts that were expended by us to evaluate the key terms and conditions of each of these agreements.

The primary procedures we performed to address this critical audit matter included the following. We inspected the respective agreements and evaluated the key terms and conditions based on the facts and circumstances to determine the grant date. We also assessed the qualifications of the valuer who was engaged by the Company to value the stock options. In our testing of the valuation of the stock options, we involved our in-house valuation experts who assisted in:

●	Assessing the methodology used by the Company to value the stock options; and
●	Evaluating the key inputs and assumptions underlying the Company’s valuation by performing an independent valuation of the stock options and comparing this to the amounts recorded by the Company.

Loss contingencies

As discussed in Note 11 of the consolidated financial statements, because of the industry in which it operates in, the Company may be subject to intellectual property infringement claims or other allegations, for information or content displayed on, retrieved from, or linked to or distributed to its users.

Given the potential significance of the possible loss incurred by the Company and the extent of judgement applied by management to determine the likelihood of such infringement, we identify our of loss contingencies as a critical audit matter.

The primary procedures we performed to address this critical audit matter included the following. We inquired of management to understand the business controls put in place relating to their prevention and detection of any such infringements and their assessment of the risks. Subsequent to our assessment of their background and qualification, we independently inquired one of external legal counsel about the risk of claims for entities operating in the industry, the likelihood of loss or incurrence of liability and the potential significance of such claims, if any.

We evaluated the sufficiency of the Company’s accounting and disclosure in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codifications Topic 450, Contingencies, by assessing the results of procedures performed.

Mazars LLP

PUBLIC ACCOUNTANTS AND CHARTERED ACCOUNTANTS

We have served as the company’s auditors since 2021

_/s_/ Mazars LLP

Singapore 30 July 2021

Lomotif Pte. LTD.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2020 and 2019

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$462,320	$1,535,217
Receivables	167,234	493,823
Prepaid Expenses and other	747	171
Total current assets	630,301	2,029,211
Net property and equipment	62,833	75,482
Operating lease right-of-use asset, net	87,300	219,124
Deposits	38,194	37,743
Total assets	$818,628	$2,361,560

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,456,429	$648,776
Current portion of operating lease obligation	90,564	90,941
Total current liabilities	1,546,993	739,717

Paycheck Protection Program loan	65,700	-
Convertible Notes	1,470,321	-
Operating lease obligation, net of current portion	-	130,257
Total liabilities	3,083,014	869,974

Shareholders’ (deficit) equity
Common stock, no par value;
686,300 shares issued and outstanding at December 31, 2020
1,030,050 shares issued and outstanding at December 31, 2019	-	-
Preferred stock, no par value;
798,293 shares issued and outstanding at December 31, 2020 and 2019	-	-
Additional paid in capital	9,758,219	8,915,793
Accumulated deficit	(12,022,605)	(7,424,207)
Total shareholders’ (deficit) equity	(2,264,386)	1,491,586
Total liabilities and shareholders’ equity	$818,628	$2,361,560

The accompanying notes are an integral part of these financial statements.

Lomotif Pte. LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Period from January 1, 2020 through December 31, 2020 and

For the Period from January 1, 2019 through December 31, 2019

	2020	2019

Operating expenses	$4,605,299	$4,595,719
Operating loss	(4,605,299)	(4,595,719)
Other income (expense)
Interest income	269	20,985
Interest expense	(91,019)	(4,338)
Grant income	124,832	-
Foreign currency transaction (loss) gain	(27,181)	5,231
Other	-	1,422
Total other income (expense), net	6,901	23,300

Net comprehensive loss	$(4,598,398)	$(4,572,419)

The accompanying notes are an integral part of these financial statements

Lomotif Pte. LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ (DEFICIT) EQUITY

For the Period from January 1, 2020 through December 31, 2020 and

For the Period from January 1, 2019 through December 31, 2019

	Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity

Balances, January 1, 2019	$8,725,750	$(2,851,788)	$5,873,962
Issuance of warrants	140,589	-	140,589
Stock-based compensation	49,454	-	49,454
Net comprehensive loss	-	(4,572,419)	(4,572,419)
Balances, December 31, 2019	8,915,793	(7,424,207)	1,491,586

Beneficial conversion feature on convertible notes issued	462,711	-	462,711
Issuance of warrants	241,010	-	241,010
Stock-based compensation	138,705	-	138,705
Net comprehensive loss	-	(4,598,398)	(4,598,398)
Balances, December 31, 2020	$9,758,219	$(12,022,605)	$(2,264,386)

The accompanying notes are an integral part of these financial statements.

Lomotif Pte. LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Period from January 1, 2020 through December 31, 2020 and

For the Period from January 1, 2019 through December 31, 2019

	2020	2019

Cash flows from operating activities:
Net loss	$(4,598,398)	$(4,572,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	162,157	58,556
Amortization of debt discount	82,499	-
Issuance of warrants	241,010	140,589
Stock based compensation expense	138,705	49,454
Change in operating assets and liabilities which provided (used) cash
Accounts receivable	326,589	(493,823)
Prepaid expenses and other	(576)	(171)
Deposits	(451)	(37,743)
Accounts payable and accrued expenses	807,653	468,886
Net cash used in operating activities	(2,840,812)	(4,386,671)

Cash flows from investing activities:
Purchase of property and equipment	(17,684)	(85,167)
Net cash provided by investing activities	(17,684)	(85,167)

Cash flows from financing activities:
Payments on operating lease obligation	(130,634)	(42,368)
Proceeds from the Paycheck Protection Program loan	65,700	-
Proceeds from the issuance of convertible notes payable	1,850,533	-
Net cash provided by (used in) financing activities	1,785,599	(42,368)

Net decrease in cash and cash equivalents	(1,072,897)	(4,514,206)

Cash and cash equivalents, beginning of the year	1,535,217	6,049,423

Cash and cash equivalents, end of the year	$462,320	$1,535,217

The accompanying notes are an integral part of these financial statements.

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS, BASIS OF PRESENTATION, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Basis of Presentation

Lomotif Private Limited (“Lomotif”) was established in Singapore in 2014. Lomotif is a short format video sharing social networking platform that enables users to create, share, and watch short music videos with friends and has a patented technology for mixing and video editing.

Principles of Consolidation

The consolidated financial statements include the accounts of Lomotif Private Limited and Lomotif, Inc. its wholly owned subsidiary (collectively, the “Company”). Lomotif, Inc. operates within the United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation.

Risk and Economic Uncertainties

The outbreak of a novel coronavirus (COVID 19), which the World Health Organization declared in March 2020 to be a pandemic, continues to spread throughout the United States of America and the globe. Many Government officials issued temporary Executive Orders that, among other stipulations, effectively prohibited in person work activities for most industries and businesses, having the effect of suspending or severely curtailing operations. The extent of the ultimate impact of the pandemic on the Company’s operational and financial performance will depend on various developments, including the duration and spread of the outbreak, and its impact on customers, employees, and vendors, all of which cannot be reasonably predicted at this time. While management reasonably expects the COVID 19 outbreak to negatively impact the Company’s financial condition, operating results, and timing and amounts of cash flows, the related financial consequences and duration are highly uncertain.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and revenues and expenses during the year. Actual results could differ from those estimates. Significant estimates include but are not limited to the debt conversion features, stock-based compensation and the carrying value of long lived assets.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and demand deposits. In the normal course of business, the Company maintains deposits in financial institutions.

Grant Income

The Singapore government approved the Job Support Scheme on February 18, 2020 in response to the COVID 19 pandemic. The Company was the recipient of an economic support grant of approximately $125,000 during 2020 as a result of this legislative act.

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Content Costs

Content costs are mostly related to payments to content providers from whom the Company license video and music to increase engagement on the platform. For licensed video, the cost per title is expensed when the title is accepted and available for viewing if the capitalization criteria are not met. Video content costs that meet the criteria for capitalization were not material to date. For licensed music, the license fees are expensed over the contractual license period.

Software Development Costs

Software development costs, including costs to develop software products or the software component of products to be marketed or sold to external users, are expensed before the software or technology reach technological feasibility, which is typically shortly before the release of such products. Development costs that meet the criteria for capitalization were not material to date.

Advertising Expense

Advertising costs are expensed when incurred and are included in operating expenses on the consolidated statements of operations. The Company incurred advertising expenses of $122,579 for the year ended December 31, 2019. The Company did not incur any such advertising expense for the year ended December 31, 2020.

Property and Equipment and Depreciation

Property and equipment is stated at cost. Major improvements and renewals are capitalized while ordinary maintenance and repairs are expensed. Management reviews these assets for impairment annually, or more frequently, if events or changes in circumstances indicate the related carrying amount may not be recoverable.

Depreciation expense is computed over the estimated useful lives of the assets, using the straight-line method. Estimated useful lives by asset category are summarized as follows:

Leasehold improvement	5 years

Computer equipment and software	3 years

Furniture and fixtures	3 years

Prepaid Expenses and Deposits

Prepaid expenses and deposits consist of expenses paid in advance for which the goods and services provide a future economic benefit. These assets are recognized as expenses at the time the goods are received, or the services are performed.

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Lease Obligations

The Company has operating leases comprised of certain offices and equipment leases. The Company determines if an arrangement is a lease at inception. Most of the leases contain lease and non-lease components. Non lease components include fixed payments for maintenance, utilities, real estate taxes, and management fees. The Company combines fixed lease and non-lease components and account for them as a single lease component. The lease agreements may contain variable costs such as contingent rent escalations, common area maintenance, insurance, real estate taxes or other costs. Such variable lease costs are expensed as incurred on the consolidated statements of operations.

For leases that have greater than 12-month lease terms, right of use assets and lease liabilities are recognized on the consolidated balance sheet at commencement date based on the present value of the remaining fixed lease payments. The Company considers only the payments that are fixed and determinable at the time of commencement.

The estimated lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options. When determining the probability of exercising such options, the Company considers contract based, asset based, and market-based factors.

For leases that do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the time of commencement in determining the present value of lease payments. The incremental borrowing rate is a hypothetical rate based on the understanding of what the Company’s credit rating would be in a similar economic environment.

Operating leases are included in operating lease right of use assets, operating lease obligations, both current and non-current, on the consolidated balance sheets. Finance leases are included in property and equipment, net, and finance lease obligations, both current and non-current, on the consolidated balance sheets.

Functional Currency

In 2020 and 2019, the functional currency of Lomotif is U.S. dollars. (Losses) and gains resulting from foreign exchange transactions were ($27,181) and $5,231 for the years ended December 31, 2020 and 2019, respectively. These gains and losses are recorded in other income, net on the consolidated statements of operations.

Income Taxes

The Company is subject to income taxes in the United States and foreign jurisdictions. Significant judgement is required in determining the provision for income taxes, income tax assets and liabilities, including evaluating uncertainties in the application of accounting principles and complex tax laws.

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and federal and state income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes arise from temporary basis differences. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management has analyzed the Company’s income tax filing positions in the foreign, federal, and state jurisdictions where it is required to file income tax returns, for all open tax years in these jurisdictions, to identify potential uncertain tax positions and has concluded that as of December 31, 2020, there are no uncertain income tax positions taken or expected to be taken that would require recognition of a liability or disclosure in the consolidated financial statements. While the Company is subject to routine audits by taxing jurisdictions, there are currently no audits for any tax periods in progress.

2. PROPERTY AND EQUIPMENT

Net property and equipment consists of the following components at December 31:

	2020	2019
Property and equipment
Computer equipment and software	$81,417	$66,287
Leasehold improvements	27,484	27,484
Furniture and fixtures	5,394	5,394

Total	114,295	99,165
Less: accumulated depreciation	51,462	23,683

Net property and equipment	$62,833	$75,482

Depreciation expense was $30,333 and $14,114 for the years ended December 31, 2020 and 2019, respectively.

3. LEASES

Supplemental consolidated balance sheet information related to leases is as follows at December 31:

	2020	2019
Lease Assets
Operating leases – right-of- use assets	$87,300	$219,124

Weighted-average remaining lease term
Operating leases	1.50	2.50

Weighted-average discount rate
Operating leases	2.13%	2.13%

Liabilities
Current
Operating leases	$90,564	$90,941
Noncurrent
Operating leases	-	130,257
Total lease liabilities	90,564	221,198

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Components of total lease costs were as follows for the year ended December 31:

	2020	2019
Operating lease cost
Amortization on right-of-use assets	$131,824	$44,442
Interest on lease liabilities	8,520	4,338
Total lease costs	$140,344	$48,780

The following is a schedule of annual future minimum lease payments required under leases with initial or remaining noncancelable lease terms in excess of one year as of December 31, 2020:

Year Ended December 31	Operating Leases
2021	$92,443
Total future undiscounted lease payments	92,443
Less amounts representing interest	1,879
Total reported lease liability	$90,564

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. CONVERTIBLE NOTES

The Company has determined the amount associated with the beneficial conversion feature in connection with the notes issued during 2020 to be $462,711. This amount has been recorded as a component of equity during 2020 and the aggregate original issue discount is accreted and charged to interest expense as a financing expense using the effective interest method from the date of issuance until maturity. The original issue discount feature is valued under the intrinsic value method.

Convertible notes consist of the following obligations at December 31, 2020:

	Original Principal	Unamortized Discount	Carrying Value

Note issued on August 3, 2020 with a maturity date in August 2022 and an annual interest rate of 3%. The principal of the note automatically converts into common stock at a 20% discount based on the valuation at the time of a qualified financing round with accrued interest being forgone. In the event that a qualified financing round does not occur prior to the maturity date, the note plus interest can be redeemed for cash or the principal can be converted into common stock at a 20% discount based on the estimated value at that point in time	$1,260,533	$250,442	$1,010,091
Note issued on September 24, 2020 with a maturity date in September 2022 and an annual interest rate of 3%. The principal of the note automatically converts into common stock at a 20% discount based on the valuation at the time of a qualified financing round with accrued interest being forgone. In the event that a qualified financing round does not occur prior to the maturity date, the note plus interest can be redeemed for cash or the principal can be converted into common stock at a 20% discount based on the estimated value at that point in time.	$10,000	$2,164	$7,836
Note issued on October 5, 2020 with a maturity date in October 2022 and an annual interest rate of 3%. The principal of the note automatically converts into common stock at a 20% discount based on the valuation at the time of a qualified financing round with accrued interest being forgone. In the event that a qualified financing round does not occur prior to the maturity date, the note plus interest can be redeemed for cash or the principal can be converted into common stock at a 20% discount based on the estimated value at that point in time.	$50,000	$11,010	$38,990
Note issued on September 24, 2020 with a maturity date in September 2022 and an annual interest rate of 3%. The principal of the note automatically converts into common stock at a 20% discount based on the valuation at the time of a qualified financing round with accrued interest being forgone. In the event that a qualified financing round does not occur prior to the maturity date, the note plus interest can be redeemed for cash or the principal can be converted into common stock at a 20% discount based on the estimated value at that point in time.	$20,000	$4,329	$15,671
Note issued on October 5, 2020 with a maturity date in October 2022 and an annual interest rate of 3%. The principal of the note automatically converts into common stock at a 20% discount based on the valuation at the time of a qualified financing round with accrued interest being forgone. In the event that a qualified financing round does not occur prior to the maturity date, the note plus interest can be redeemed for cash or the principal can be converted into common stock at a 20% discount based on the estimated value at that point in time	$500,000	$110,103	$389,897
Note issued on September 24, 2020 with a maturity date in September 2022 and an annual interest rate of 3%. The principal of the note automatically converts into common stock at a 20% discount based on the valuation at the time of a qualified financing round with accrued interest being forgone. In the event that a qualified financing round does not occur prior to the maturity date, the note plus interest can be redeemed for cash or the principal can be converted into common stock at a 20% discount based on the estimated value at that point in time	$10,000	$2,164	$7,836
Total	$1,850,533	$380,212	$1,470,321

.

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. WARRANTS

In May 2019 the Board of Directors, in association with a licensing agreement entered into by the Company with an effective date of June 19, 2019, approved the issuance of a warrant to purchase up to 50,787 ordinary shares of the Company’s common stock. The warrant is exercisable at a price of $3.1952 per share, with immediate vesting and an exercise period commencing on the effective date of the licensing agreement and ending on the earlier of (i) two years, or (ii) the closing of a qualified financing as defined in the agreement.

The issuance of the warrant was recorded at fair value using the Black-Sholes option-pricing model which resulted in the recording of $241,010 and $140,589 in compensation cost and a corresponding credit to Additional Paid In Capital during the years ended December 31, 2020 and 2019, respectively. The major assumptions used in applying the pricing model are as follows:

Weighted average grant date fair value of warrant Issued during the year	$9.35

Expected volatility	73.3%

Risk-free interest rate	2.16%

Expected life	2 years

As of December 31, 2020 and 2019, the warrant was not exercised for the purchase of any shares.

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. STOCK BASED COMPENSATION

The Company’s Board of Directors, acting within its authority and in anticipation of an Equity Incentive Plan to be formally adopted in the future, granted options during 2018 and 2020 to two former employees and two external service providers. The options granted to the former employees provided for immediate vesting and no requirement for future services, thus the compensation expense was recognized at fair value on the grant date. The options granted to the external advisors require a 48 month service period, with vesting occurring over that same period, thus the compensation expense is being recognized over the performance period on a straight line basis.

The fair value of each stock option grant is estimated on the date of the grant using the Black-Sholes option-pricing model. Stock based service expense was $138,705 and $49,454 in 2020 and 2019, respectively. All stock based service expense is recorded within operating expenses in the consolidated statements of operations.

The fair value of stock options granted and the weighted average assumptions used to estimate the fair value are as follows (no options granted in 2019) for the year ended December 31, 2020:

Weighted average grant date fair value of warrants used during the year	$10.45
Expected volatility	89.5%
Risk-free interest rate	0.24%
Expected life	9.25 years

Activity related to stock options is as follows for the year ended December 31, 2020:

	Shares	Weighted Average Exercise Price

Outstanding, beginning of year	51,846	$0.02

Granted	20,577	$16.21

Outstanding, end of year	72,423	$4.10

Exercisable, end of year	28,218	$2.13

Options expected to vest	72,423	$4.10

The weighted average remaining contractual life and aggregate intrinsic value of shares exercisable at December 31, 2020 is 8.03 years and $468,000, respectively. The weighted average remaining contractual life and aggregate intrinsic value of options expected to vest at December 31, 2020 is 8.57 years and $385,000, respectively.

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Activity related to stock options is as follows for the year ended December 31, 2019:

	Shares	Weighted Average Exercise Price

Granted	51,846	$0.02
Outstanding, end of year	51,846	$0.02
Exercisable, end of year	24,541	$0.02
Options expected to vest	51,846	$0.02

The weighted average remaining contractual life and aggregate intrinsic value of shares exercisable at December 31, 2019 is 8.9 years and $315,000, respectively. The weighted average remaining contractual life and aggregate intrinsic value of options expected to vest at December 31, 2019 is 8.9 years and $322,000, respectively.

As of December 31, 2020, the Company had $216,369 of unrecognized compensation costs related to nonvested stock options, which is expected to be recognized over a 2.55 year period.

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following at December 31:

	2020	2019

Trade payables	$156,429	$48,776
License fees	1,300,000	600,000

Total accounts payable and accrued liabilities	$1,456,429	$648,776

8. STOCK AND ADDITIONAL PAID IN CAPITAL

Beginning January 2006, the concept of authorized shares was abolished in Singapore. After this adoption, common stock and preferred stock shares issued in Singapore have no par or nominal value. As a result, all issued capital for the Company is recognized as a component of additional paid in capital. The shareholders must approve the underlying shares before the Company issues warrants, options and convertible notes. Additional paid in capital consists of the following components at December 31:

	2020	2019

Common stock	$127,605	$127,605
Preference shares	8,150,000	8,150,000
Additional paid in capital - convertible notes	462,711	-
Additional paid in capital - stock compensation	636,304	497,599
Additional paid in capital - warrants	381,599	140,589
Total additional paid in capital	$9,758,219	$8,915,793

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. OPERATING EXPENSES

Significant components of operating expenses are as follows for the years ended December 31:

	2020	2019

Compensation and benefits	$1,588,427	$1,491,501
Service – stock options	138,705	49,454
Royalty and license fees	1,001,249	1,490,744
Information technology	1,189,879	567,926
Advertising and market research	223,976	376,274
Professional fees	97,212	213,430
Office	124,682	184,147
Travel	74,346	156,317
Depreciation	162,157	58,556
Other	4,666	7,370

Total operating expenses	$4,605,299	$4,595,719

10. PAYCHECK PROTECTION PROGRAM

The Company was a recipient of a Paycheck Protection Program (“PPP”) loan of $65,700 granted by the Small Business Administration under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Under the program terms, PPP loans are forgiven if the loan proceeds are used to maintain compensation costs, and employee headcount, and other qualifying expenses (mortgage interest, rent, and utilities) incurred following receipt of the loan. The portion of the PPP loan that is not forgiven is subject to a 1% interest rate and is due within 2 years. The Company has elected to treat these proceeds as debt and therefore the Company will recognize a gain on extinguishment of debt when its legally released as primary obligor. In April 2021, the Company received notification from the Small Business Administration that the loan has been formally forgiven and the Company has been released as primary obligor.

Lomotif Pte. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. LOSS CONTINGENCIES

The Company may be subject to intellectual property infringement claims or other allegations, in the ordinary course of business, for information or content displayed on, retrieved from, or linked to its platform, or distributed to its users. Certain of these matters may include claims for substantial or indeterminate amounts of damages. With respect to these claims, management evaluates the circumstances on a regular basis and accrues a liability when a loss is both probable to have been incurred and the amount can be reasonably estimated. Management has determined that as of December 31, 2020 and 2019, no such accruals are necessary.

12. OPERATING MATTERS

As of December 31, 2020, the Company is in a net current liability position of $916,692, net liability position and shareholders’ deficit of $2,264,386. The Company also incurred net loss of $4,598,398 and operating cash outflows of $2,840,812 during the year then ended.

Subsequent to December 31, 2020, the Company issued convertible notes to its Acquirer (Note 10) and Parent (Note 10), amounting to $2,500,000 and $2,000,000, respectively. The Company believes, that as a result of this transaction, it currently has sufficient cash and other resources to meet its funding requirements over the next year from the date of issuance of these consolidated financial statements.

13. SUBSEQUENT EVENTS

In preparing these consolidated financial statements, management has evaluated, for potential recognition or disclosure, significant events or transactions that occurred during the period subsequent to December 31, 2020, the most recent consolidated balance sheet presented herein, through July 30, 2021, the date these consolidated financial statements were available to be issued. No significant such events or transactions were identified, other than the matters noted in Note 9 and below.

In February 2021, the Company became a subsidiary of another entity incorporated in the United States (the “Acquirer”) as the Acquirer obtained 80% controlling interest of the Company. In July 2021, the Acquirer novated its interest in the Company to the Acquirer’s subsidiary (the “Parent”) (the Strategic Sale”).

In July 2021, in connection with the closing of the Strategic Sale, based on the options granted to them prior to 31 December 2020, the founders and certain advisors exercised 65% of their vested options while the ex-employees exercised all their vested options. In July 2021, new options were granted to existing employees and 65% of these options vested and were exercised. As of July 30, 2021, there were unvested options on 225,257 ordinary shares of the Company.

In the same month of July 2021, the warrant holder (Note 4) exercised their warrants for 50,787 ordinary shares of the Company’s common stock. Simultaneously, the Company issued new warrants to the warrant holder for 33,480 ordinary shares in exchange for extension and amendments to the license agreement that the Company previously entered into.